________________________________________________________________________________
John Hancock Investment Management Services, LLC
601 Congress Street                                            John Hancock logo
Boston, MA  02210



October 17, 2005

To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re:  Expense Limitation Agreement

     With reference to the Advisory Agreement proposed to be entered into by and between John Hancock Investment Management Services, LLC (the "Adviser") and John Hancock Funds II (the "Trust"), on behalf of each series of the Trust (each, a "Fund" and collectively, the "Funds"), we hereby notify you as follows:

     1. The Adviser agrees to waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A, B and C hereto.

     2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the 1940 Act, and we expressly permit you so to rely.


Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:  John Hancock Life Insurance Company (U.S.A.), its managing member



By:      /s/John D. DesPrez III

Name:    John D. DesPrez III
Title:   Chairman



                                          Accepted and agreed to by:

                                          JOHN HANCOCK FUNDS II,
                                          On behalf of the series of the Trust



                                          By:      /s/Keith F. Hartstein

                                          Name:    Keith F. Hartstein
                                          Title:   President

                                   APPENDIX A

                Advisory Fee Reimbursement - Lifestyle Funds Only
                       Class Specific Expense Limitations
                        (Classes A, B, C, R3, R4 and R5)


     The expense reimbursement set forth in this Appendix A shall apply to the following classes of shares of each Lifestyle Fund (each a "Lifestyle Class").

Class A
Class B
Class C
Class R3
Class R4
Class R5

     "Expenses"  means the  following the expenses  attributable  to a Lifestyle
Class: (i) blue sky state registration fees and (ii) printing and postage.

     The Adviser agrees to make payment to a Lifestyle Class of a Lifestyle Fund in an amount equal to the amount by which the Expenses of the Lifestyle Class of the Lifestyle Fund exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifestyle Class of the Lifestyle Fund.

     This expense reimbursement shall continue in effect until November 1, 2006 and thereafter until terminated by the Adviser on notice to the Trust.

                                   APPENDIX B

                           Advisory Fee Reimbursement
                        Class Specific Expense Limitation
                                    (Class 3)


     The expense reimbursement set forth in this Appendix B shall apply to Class 3 shares of each Fund ("Class 3 Shares").

     "Expenses" means the following expenses attributable to Class 3 Shares of each Fund : (i) blue sky state registration fees, (ii) printing and postage and
(iii) transfer agency fees.

     The Adviser agrees to make payment to Class 3 Shares of each Fund in an amount equal to the Expenses of Class 3 shares of the Fund.

     This expense reimbursement shall continue in effect until November 1, 2006 and thereafter until terminated by the Adviser on notice to the Trust.

                                   APPENDIX C

                               Advisory Fee Waiver
                   (All Portfolios Except the Lifestyle Funds)


For purposes of this Appendix C:

     "Expenses" means all the expenses of a Fund excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business, (v) advisory fees; (vi) Rule 12b-1 fees; (vii) transfer agency fees; (viii) blue sky fees; (ix) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust; and (x) printing and postage.

     "Expense Limit" means the percentage of a Fund's average annual net assets on an annualized basis set forth below.

     The Adviser agrees to reduce its advisory fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below. This expense reimbursement shall continue in effect until terminated by the Adviser on notice to the Trust.

     The Expense Limit for each of the Funds for the purposes of the Appendix C shall be as follows:

        Fund                                                 Expense Limit
        ----                                                 -------------
        International Equity Index Fund                         0.05%
        500 Index Fund                                          0.05%

        Small Cap Index Fund                                    0.075%
        Mid Cap Index Fund                                      0.075%
        Total Stock Market Index Fund                           0.075%
        Bond Index Fund                                         0.075%

        International Opportunities Fund                        0.75%
        International Small Cap Fund                            0.75%
        Global Fund                                             0.75%
        Global Bond Fund                                        0.75%
        International Value Fund                                0.75%
        Overseas Equity Fund                                    0.75%
        International Stock Fund                                0.75%
        Pacific Rim Fund                                        0.75%

        Emerging Small Company Fund                             0.06%

        All other Funds except those noted  above and           0.50%
        except the Lifestyle Funds


                                       C-1